UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2009 (October 3, 2008)

Remote Dynamics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Chisholm Place, Suite 120,  Plano, Texas 75075

(Address of principal executive offices)

(214) 440-5212

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item8.01.  Other Events

In the fourth quarter of 2008, we made payments to certain holders of our secured convertible notes of amounts due under the notes by issuing shares of our common stock in accordance with the terms of the notes.  These payments were in the form of 69,701,281 shares of our common stock in satisfaction of $69,881 of obligations due under the notes.  These represent issuance prices ranging from $0.000267 to $0.00616 per share (for the Series A Notes) and $0.000396 to $0.00477 per share (for the Series B Notes).

On December 23, 2008, Bounce Mobile Systems, Inc. converted 225 shares of Series C Preferred Stock into 603,560,689 shares of our common stock in accordance with the terms of the Series C Preferred Stock.

In January 2009, we made payments to certain holders of our secured convertible notes of amounts due under the notes by issuing shares of our common stock in accordance with the terms of the notes.  These payments were in the form of 1,896,365,070 shares of our common stock in satisfaction of $540,884 of obligations due under the notes.  These represent issuance prices ranging from $0.0001 to $0.000587 per share (for the Series A Notes) and $0.000219 to $0.000477 per share (for the Series B Notes).

As a result of the foregoing payments, one of our Series A note holders, who had previously issued a notice of default to us, has been repaid in full.

As of January 31, 2009, there were 2,574,223,572 shares of our common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009	REMOTE DYNAMICS, INC.

By: /s/ Gary Hallgren
Name: Gary Hallgren
Title: Chief Executive Officer